As filed with the Securities and Exchange Commission on December 5, 2012

Registration No. ____________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

TOBAHMAOZ, INC.

(Exact name of registrant as specified in its charter)

Wyoming	2834	46-0562786
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

94 East Canyon Road

PO Box 32

Mayfield, UT 84643

Telephone: (435) 610-1987

(Address and telephone number of registrant's

principal executive offices)

Alan R. Josselyn

94 East Canyon Road

PO Box 32

Mayfield, UT 84643

Telephone: (435) 262-1335

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all Correspondence to:

J.M. Walker & Associates

Attorneys At Law

7841 S. Garfield Way

Centennial, Colorado

Telephone: (303) 850-7637

Facsimile: (303) 482-2731

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [x]

Calculation of Registration Fee

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFER PRICE	AMOUNT OF REGISTRATION FEE
Common Stock (1)	25,000,000	$1.00	$25,000,000	$3,410
Common Stock (2)	10,000,000	$1.00	$10,000,000	$1,364
Total	35,000,000	$1.00	$35,000,000	$4,774

(1)

Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

(2)

Represents common stock to be issued upon conversion of preferred stock by selling security holders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND IS SUBJECT TO COMPLETION AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus                         Dated December 5, 2012

TobahMaoz, Inc.

Up to a Maximum of 25,000,000 Common Shares

At $1.00 Per Common Share

10,000,000 Common Shares on behalf of Selling Shareholders

We are offering for sale a maximum of 25,000,000 common shares in a self-underwritten offering directly to the public at a price of $1.00 per common share.

There is no minimum amount of common shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account.  Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations.

We are also registering 10,000,000 common shares issued upon conversion of 1,000,000 preferred shares by selling security holders.  Each preferred share is convertible into ten common shares.  We will not receive any cash or other proceeds in connection with the subsequent sale by the selling security holders.

The 10,000,000 common shares included in this prospectus may be offered and sold directly by the selling security holders.  The selling security holders must sell at a fixed price of $1.00 until our common shares are quoted on a market or securities exchange.  Thereafter, the selling security holders may sell at prevailing prices or privately negotiated prices.  We will not control or determine the price at which a selling security holder decides to sell its common shares.  Brokers or dealers effecting transactions in these common shares should confirm that the common shares are registered under applicable state law or that an exemption from registration is available.

The primary offering will commence on the effective date of this prospectus and will terminate on or before December 5, 2013.  In our sole discretion, we may terminate the offering before all of the common shares are sold.  The secondary offering by selling shareholders shall commence immediately upon termination of the primary offering.  The selling shareholders are officers and directors of the company and have given verbal agreements to wait until the primary offering is terminated before selling their common shares.

There is no market for our securities.  Our common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced company reporting requirements.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 8 IN THIS PROSPECTUS.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Proceeds of the Offering

	Per Common Share	Total
Offering Price	$1.00	$25,000,000
Proceeds to registrant, before expenses	$1.00	$25,000,000

PROSPECTUS SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 8 and the financial statements.

General

The registrant was incorporated under the laws of the State of Wyoming in June 2012.

Operations

The registrant is an emerging growth company that grows  medicinal plants (pharmacopoeia plants) for the purpose of providing high-potency, naturally-based, active chemical compounds. Our processing will retain the high nutrient-density, pharmaceutical-grade plant materials for the health-care and pharmaceutical markets.

Common Shares

Outstanding prior

to the Offering

0

Common Shares

being sold in

this offering

25,000,000

Preferred Shares

Outstanding prior to

The Offering

25,000,000

Common Shares being

sold in this offering

by selling security

holder s upon conversion

of the Preferred Shares

10,000,000

Terms of Offering

This is a self-underwritten public offering with no minimum purchase requirement.  Common shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering.  We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account.  Any funds raised from the offering will be immediately available to us for our immediate use.

Sales by Selling

Security Holders

We are registering common shares to be issued upon conversion of preferred stock on behalf of selling security holders in this prospectus.  The selling security holders must sell their common shares issuable upon conversion of preferred shares at a fixed price of $1.00 until our common shares are quoted on a market or securities exchange.  Thereafter, the selling security holders may sell at prevailing prices or privately negotiated prices.

We will not receive any cash or other proceeds in connection with the subsequent sales.  We are not selling any common shares on behalf of selling security holders and have no control or effect on the selling security holders.

Termination of the

  Offering

The primary offering will commence on the effective date of this prospectus and will terminate on or before December 5, 2013.  In management’s sole discretion, we may terminate the offering before all of the common shares are sold.   The secondary offering by selling shareholders shall commence upon termination of the primary offering

Market for our common

 stock

Our common stock is not quoted on a market or securities exchange.  We cannot provide any assurance that an active market in our common stock will develop.  We intend to quote our common shares on a market or securities exchange.

Use of proceeds

We will use the proceeds of this offering to establish growing contracts, procure licensing agreements with processing plants, establish distribution channels and begin conducting business operations.  Should we be unable to raise at least $2,500,000, we would give priority to allocating capital to complete everything necessary to be ready to meet our SEC reporting requirements.  All remaining capital would be used to fund working capital needs, and then to fund acquisitions as they occur.

RISK FACTORS

Our business is subject to numerous risk factors, including the following.

1.  We cannot offer any assurance as to our future financial results.

We were incorporated in June 2012 for the purpose of engaging in the farming of garden crop plants and pharmacopoeia plants for the purpose of providing chemical compound components for the health, nutrition and pharmaceutical markets.  There is no assurance that we will be able to generate revenues in the future that will be sufficient for us to become profitable.  There can be no assurance that we will ever achieve profitability.

We do not have a profitable operating history, and as a result, there is a high level of risk in investing in our company.  There is a potential absence of liquidity since there is currently no established public trading market for our securities and an active trading market in our securities may not develop or, even if it is developed, may not be sustained.

2.  Our auditors have expressed a going concern issue that notes our need for capital and/or revenues to survive as a business.  You may lose your entire investment.

Our ability to continue as a going concern is dependent on our ability to further implement its business plan and raise capital.  If we cannot raise sufficient capital with this offering, we do not know if we will be able to continue business operations.  Further, without additional capital, we may have difficulties in meeting the ongoing costs of being a reporting company.  We do not have any reserves set aside for meeting these ongoing costs, and will be using company revenues and funds to meet these costs.

3.  We may not receive enough funding from this offering and may have difficulty obtaining additional funds in the future.

The registrant may require additional financing in the future and a failure to obtain such required financing will inhibit its ability to operate and grow.  The continued growth of our business model may require additional funding from time to time.  Funding would be used for general corporate purposes, which may include continuing operations, acquisitions, investments, repayment of debt and capital expenditures.

Obtaining additional funding would be subject to a number of factors, including market conditions, operational performance and investor sentiment.  These factors may make the timing, amount terms and conditions of additional funding unattractive, or unavailable, to us.  The terms of any future financing may adversely affect the interests of stockholders.

4. If we lose the services of any of our key personnel, we may not be able to operate our business as effectively.

Our success depends on its management team and other key personnel, the loss of any of whom could affect its business operations.  Our future success will depend in substantial part on the continued service of its senior management.

The registrant does not carry key person life insurance in respect to any of its officers or employees.  Our future success will also depend on our continued ability to attract, retain and motivate key staff.  The company cannot assure that it will be able to retain its key personnel or that it will be able to attract, assimilate or retain qualified personnel in the future.

5.  Future regulations may negatively affect our profitability and our ability to continue operations.

There is no assurance that future regulatory, judicial and legislative changes will not have a materially adverse effect on our business or those regulators or third parties will not raise material issues with regard to the company’s business or operation, or our compliance or non-compliance with applicable regulations.  Furthermore, any changes in applicable laws or regulations may have a materially adverse effect on the registrant.

6.  If any of our products become contaminated during the growing, processing, or distribution process, we could face legal action from liability or face negative financial results.

We are in the business of growing, processing, and distributing plant products for use in the health, nutrition, and pharmaceutical markets.  If any of our products become contaminated during the growing, processing, or distribution, we could face liability or the loss of our product.  If the contamination is discovered before distribution, we will face the loss of product and the potential loss of future financial results, as well as contractual liability if we cannot deliver the contracted amount of non-contaminated product.  Should the contamination be discovered after the products are distributed, we may face legal liability, as well as financial loss from the recall of the contaminated product.

7.  The growing, formulation, manufacturing, packaging, labeling, advertising, distribution and sale of our products may be subject to regulation by one or more federal agencies.

Federal agencies, primarily the Food and Drug Administration (FDA) and the Federal Trade Commission (FTC), have a variety of procedures and enforcement remedies available to them, including initiating investigations, issuing warning letters and cease-

and-desist orders, requiring corrective labeling or advertising, requiring consumer redress (for example, requiring that a company offer to repurchase products previously sold to consumers), seeking injunctive relief or product seizures, imposing civil penalties or commencing criminal prosecution. In addition, certain state agencies have similar authority. These federal and state agencies have in the past used these remedies in regulating participants in the food, dietary supplement and over-the-counter drug industries, including the imposition of civil penalties in the millions of dollars against a few industry participants.

Our expenses may be increased in an effort to meet these regulations.

8.  Geopolitical changes and/or natural disasters may interrupt the growing, processing, and/or distribution of our products, which could negatively impact future financial results.

Our growing and production facilities will be located primarily in foreign countries, and as a result, may be subject to local laws.  Any change in government such as local uprisings or regime change may result in decreased access to the growing and production facilities.  Should a geopolitical change negatively affect our ability to grow, process, and/or distribute our products, we may not have access to adequate supplies to meet demand.  This could negatively impact our contractual relationships and our future financial results.

In addition, our growing, processing, and distribution centers may be negatively affected by natural disasters and local climate abnormalities.  Any natural disaster, such as floods, droughts, or earthquakes, may damage or destroy our products.  Should such damage or destruction occur, we may not have adequate supplies to meet demand.  This could negatively impact our contractual relationships and our future financial results.

9.  Changes in aggregate spending, research and development budgets and outsourcing trends in the pharmaceutical and biotechnology industries could adversely affect our operating results and growth rate.

Economic factors and industry trends that affect our primary customers, pharmaceutical supplements companies, also affect our business.  We can be negatively impacted by mergers and other factors in the pharmaceutical industry, which can slow decision making by our potential customers in developing new goods which might use our products.  In addition, U.S. federal and state legislatures and numerous foreign governments have considered various types of healthcare reforms and have undertaken efforts to control growing healthcare costs through legislation, regulation and voluntary agreements with medical care providers and pharmaceutical companies.  If future regulatory cost containment efforts limit the profitability of new drugs, our customers may reduce their research and development spending.  A decrease in spending could reduce the amount of business that they bring us.  We cannot predict the likelihood of any such event or the effects they would have on our business, results of operations, or financial condition.

10.  Failure to comply with existing regulations could result in a loss of revenue.

We are subject to a wide range of government regulations and review by a number of regulatory agencies, including the FDA, the DEA, the Department of Transportation, and similar regulatory agencies throughout the world.  Any failure on our part to comply with applicable regulations could materially impact our ability to perform our services.  There is a risk that either our customers or regulatory authorities could claim that we performed our services improperly or that we provided inadequate goods.  If our customers or regulatory authorities make such claims against us and prove them, we could be subject to substantial damages, fines or penalties.

11.  Many of our products are subject to significant price fluctuations, and the planting, harvesting and shipping cycle of certain of our produce products may limit our ability to respond effectively to these fluctuations and other changes in the market.

In markets where we do not have fixed price contracts, the selling price received for each type of garden crop depends on several factors, including the availability and quality of the produce item in the market and the availability and quality of competing types of produce.  These prices may fluctuate significantly due to supply conditions, seasonal trends, transportation costs, currency exchange rates, competitive dynamics and other factors.  Even in markets where we do have fixed price contracts, these factors may cause decreased demand for, or increased price pressure on, our products at certain times.

For many produce products, we make decisions about the specific source and quantities to grow or purchase at the beginning of the applicable growing season, which is typically many months before the product will be sold.  Accordingly, although we make supply decisions and allocate produce to each market based on our expectations of market conditions, these conditions may change before the plants are sold.  Moreover, because of both the long lead times necessary to bring produce products to the market and the perishable nature of these products, we generally cannot time our purchase and sale of products to take advantage of market changes or to avoid selling at unfavorable prices.  If we are forced to sell at lower prices than we expected when we made our acquisition or allocation decisions, we may not be able to achieve our expected profit, or in extreme cases, recover our costs.

12.  We expect increases in commodity and raw product costs, including purchased fruit, fertilizer, paper, and shipping costs; to the extent that we cannot pass them on to our customers, they could adversely affect our operating results.

Many external factors may affect the cost and supply of fresh produce, including: wage and other input cost inflation (e.g. paper, packaging, fertilizers); market fluctuations; currency fluctuations; changes in governmental regulations; severe and prolonged weather conditions; disease; natural disasters; labor relations; and other factors. Many other commodity food products are experiencing major price increases, which may affect pricing dynamics in the industry in ways that affect us adversely. If the price of the fresh produce that we purchase increases significantly, we may not able to effectively pass these costs along to our customers and consumers.

Although most of our ocean shipping needs are provided under long-term charters with negotiated fixed rates, we pay market rates for ships under short-term charters. Although short-term ship charter rates have been recently decreasing, as the global economy recovers, rates may increase in the future because of declining global refrigerated cargo capacity or other market conditions.

13.  Our offering price is arbitrary and bears no relationship to our assets, earning, or book value.

There is no present public trading market for the Company’s common shares and the price at which the shares are being offered bears no relationship to conventional criteria such as book value or earnings per share.  There can be no assurance that the offering price bears any relation to the current fair market value of the common stock.

14.  Our cash flows from operations may become insufficient to pay our operating expenses.

We cannot assure you that we will be able to maintain sufficient cash flows to fund operating expenses and dividend at any particular level, if at all.  As we continue to raise proceeds from this offering, the sufficiency of cash flow to fund future dividend payments with respect to an increased number of outstanding shares will depend on the pace at which we are able to generate profits.

15.  We may be unsuccessful in implementing required internal controls over financial reporting.

We are not currently required to comply with the SEC’s rules implementing Section 404 of the Sarbanes-Oxley Act of 2002, and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose.  Upon becoming a public company, we will be required to comply with the SEC’s rules implementing Section 302 of the Sarbanes-Oxley Act of 2002, which will require our management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting.  We will not be required to make our first assessment of our internal control over financial reporting until the year following our first annual report required to be filed with the SEC.  To comply with the requirements of being a public company, we will need to create information technology systems, implement financial and management controls, reporting systems and procedures and contract additional accounting, finance and legal staff.

Our auditors will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until we are no longer an “emerging growth company” as defined in the JOBS Act if we take advantage of the exemptions available to us through the JOBS Act.

Any failure to develop or maintain effective controls, or any difficulties encountered in our implementation of our internal controls over financial reporting could result in material misstatements that are not prevented or detected on a timely basis, which could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities.  Ineffective internal controls could cause investors to lose confidence in our reported financial information.

16. We may sell additional securities of the registrant in the future, which may dilute the value of your common shares.

The registrant may issue equity and debt securities in the future.  These issuances and any sales of additional securities may have a depressive effect upon the market price of the registrant’s common shares and investors in this offering.  There is no guarantee that shares sold in this offering will maintain the same value as when they were purchased.

17. We will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could adversely affect our results of operations.

As a public company, we will incur legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting and corporate governance requirements.  These requirements include compliance with Section 404 and other provisions of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules implemented by the Securities and Exchange Commission and other applicable securities or exchange-related rules and regulations.  In addition, our management team will also have to adapt to the requirements of being a public company.  We expect complying with these rules and regulations will substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly.

The increased costs associated with operating as a public company will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services.  Additionally, if these requirements divert our management’s attention from other business concerns, our results of operations could be adversely affected.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding an annual nonbinding advisory vote on executive compensation and seeking nonbinding stockholder approval of any golden parachute payments not previously approved.  We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an “emerging growth company” for up to five years, although we would cease to be an “emerging growth company” prior to such time if we have more than $1 billion in annual revenue, more than $700 million in market value of our common stock is held by non-affiliates or we issue more than $1 billion of non-convertible debt over a three-year period.

18. We are an “emerging growth company” and we cannot be certain whether the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding an annual non-binding advisory vote on executive compensation and nonbinding stockholder approval of any golden parachute payments not previously approved.  We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  However, we are choosing to opt out of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.  Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties.  We have made the forward-looking statements with management’s best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law.  Therefore, the actual experience of the registrant, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by the registrant, or any other person, that we will realize these estimates and projections, and actual results may vary materially.  We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

PLAN OF DISTRIBUTION AND SELLING SECURITY HOLDERS

This prospectus relates to the sale of 25,000,000 common shares by the registrant and 10,000,000 common shares to be issued upon conversion of preferred stock by selling security holders.

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the over-the-counter market.  We do not yet have a market maker who has agreed to file such application.

The Offering

We will sell the 25,000,000 common shares ourselves and do not plan to use underwriters or pay any commissions.  We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares.  No officer or director will receive any compensation for sales made.

In accordance with Rule 3a4-1(a) (4) (ii) of the Securities Exchange Act of 1934, our officers and directors primarily perform substantial duties on behalf of the issuer that have no connection to securities transactions.

No officer or director is a broker or dealer or an associated person of a broker or dealer, nor have they been within the preceding 12 months.  No officer or director will participate in selling an offering of securities for any issuer more than once every twelve months other than in reliance on Rule 3a4-1(a)(4)(i) and (iii).

There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer.  Our officers and directors will sell the common shares and intend to offer them to friends, family members and business acquaintances.

There is no minimum amount of common shares we must sell. Therefore, no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

Secondary Offering

This prospectus also relates to the resale of 10,000,000 common shares by the selling security holders.  The secondary offering will commence immediately upon termination of the primary offering.  The selling security holders are all officers and directors of the Company and have given verbal agreements not to sell until the secondary offering commences.

The selling security holders will sell their common shares at $1.00 per common share until our common shares are quoted on a market or securities exchange.  Thereafter, the common shares may be priced at prevailing market prices or privately negotiated prices.

If the selling security holders engage in short selling activities, they must comply with the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

Pursuant to Regulation M of the Securities Act, the selling security holders will not, directly or indirectly, bid for, purchase, or attempt to induce any person to bid for or purchase their common shares during the offering except for offers to sell or the solicitation of offers to buy and unsolicited purchases that are not affected from or through a broker or dealer, on a securities exchange or through an inter-dealer quotation system or electronic communications network.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

The 10,000,000 common shares offered by the selling security holders may be sold without limitation by one or more of the following methods:

Ordinary brokerage transactions and transactions in which the broker solicits purchases; and face-to-face transactions between sellers and purchasers without a broker-dealer.  In effecting sales, brokers or dealers engaged by the selling security holders may arrange for other brokers or dealers to participate.

The selling security holder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a prospectus.

Under the Securities Act of 1933, the selling security holders will be considered to be underwriters of the offering.  The selling security holders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters.  We may be sued by selling security holders if omissions or misstatements result in civil liability to them.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the security holders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed.  The distribution of the shares may be effected in one or more of the following methods:

  (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  (b) privately negotiated transactions;

  (c) market sales (both long and short to the extent permitted under the federal securities laws);

  (d) at the market to or through market makers or into an existing market for the shares;

  (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

  (f) a combination of any of the aforementioned methods of sale.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the common shares at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire common shares as principal may thereafter resell the common shares from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The security holders and any broker-dealers or agents that participate with the security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales.  In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act

Selling Security Holders

The table below sets forth information with respect to the resale of common shares by the selling security holders.  We will not receive any proceeds from the resale of common shares by the selling security holders for shares currently outstanding.

Pursuant to this prospectus, the registrant shall register 10,000,000 common shares to be issued upon the conversion of 1,000,000 currently outstanding preferred shares for the accounts of five individuals.  The percentage owned after the offering assumes the conversion of preferred shares to common shares and the sale of all of the common shares being registered on behalf of the selling security holders.

Name	# of Common Shares Being Registered	Total Shares Before Offering	Total Shares After Offering	Voting % Owned After Offering
Alan Josselyn (1)	5,720,000	Preferred: 14,300,000 Common: 0	Preferred: 13,728,000 Common: 0	54.9% 0.0%
Len Stillman (1)	80,000	Preferred: 200,000 Common: 0	Preferred: 192,000 Common: 0	0.8% 0.0%
Craig Cheney (2)	1,400,000	Preferred: 3,500,000 Common: 0	Preferred: 3,360,000 Common: 0	13.4% 0.0%
Dr. Thomas Arnette Sr. (2)	1,400,000	Preferred: 3,500,000 Common: 0	Preferred: 3,360,000 Common: 0	13.4% 0.0%
Andrew Cheney (2)	0	Preferred: 0 Common: 0	Preferred: 0 Common: 0	0.0% 0.0%
Hazel Marie Cheney	1,400,000	Preferred: 3,500,000 Common: 0	Preferred: 3,360,000 Common: 0	13.4% 0.0%

(1)

An officer and director of the Company.

(2)

A director of the Company.

Brokers or dealers may receive commissions or discounts from the selling security holders in amounts to be negotiated.  Brokers and dealers and any other participating brokers or dealers may be deemed to be underwriters within the meaning of the Securities Act, in connection with any sales.

The selling security holder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a prospectus.

As a result of these shares being registered under the Securities Act, selling security holders who subsequently resell the shares to the public themselves may be deemed to be underwriters with respect to the common shares for purposes of the Securities Act with the result that they may be subject to statutory liabilities if the registration statement to which this prospectus relates is defective by virtue of containing a material misstatement or omitting to disclose a statement of material fact.  We have agreed to indemnify the selling security holders regarding such liability.

Under the Securities Act of 1933, the selling security holders will be considered to be underwriters of the offering.  The selling security holders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters.  We may be sued by selling security holders if omissions or misstatements result in civil liability to them.

Penny Stock

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a “penny stock” because the price of our common stock, when listed, will be below $5.00 per share.  As a result, our common stock will be subject to the "penny stock" rules and regulations.  Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stock.  These regulations require broker-dealers to:

Make a suitability determination prior to selling penny stock to the purchaser;

  -  Receive the purchaser’s written consent to the transaction; and

  -  Provide certain written disclosures to the purchaser.

DESCRIPTION OF BUSINESS

The registrant was incorporated under the laws of the State of Wyoming in June 2012 under the name TobahMaoz Inc.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings.  We have not made any significant purchase or sale of assets, nor has the registrant been involved in any mergers, acquisitions or consolidations.  We are not a blank check registrant as that term is defined in Rule 419(a) (2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose.  Neither the registrant, nor its officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Operations:

TobahMaoz will deliver specific agriculture products and create up to thirteen derivatives of our plant products. These plant-based materials will be utilized for the treatment of degenerative diseases. One component will be an emphasis toward individual solutions for patients/client-companies with our “plant-based” alternatives, where side-effects and intolerance of synthetic pharmacopeia result in alternative “patient specific” treatment requirements. The primary areas of interest will be human health and wellness, including general health. Furthermore, other markets avail themselves of our products and services including veterinarian, university research, alternative medicine, sports medicine, and many others.

The company also plans to acquire and “land-bank” properties throughout the world to capture the “natural habitat,” especially in the rain forests. This will include maintaining the location, soil, seed, and horticulture in nursery operations. We will do jungle planting under rain forest canopies for large-scale crop harvesting. This will ensure the production of the high-density medicinal nutrient value of the world’s pharmaceutical grade plants. We also plan to develop and maintain a “seed bank,” thus protecting these important plants from extinction due to deforestation and pollution.

The company has begun issuing growing contracts, procured the services of processing facilities, established relationships with distributors, and begun conducting business operations.

We are involved in the contract-growing and/or farming of premium pharmacopoeia plants (120 approx). Pharmacopoeia is the natural plant-based chemical compound that is found in 50% of pharmaceutical drugs. In contrast, pharmaceutical companies use synthetic chemical compounds in most drugs manufactured today. The goal of TobahMaoz is to provide all naturally-based active chemical compound components to manufacturers in the health-care and pharmaceutical markets. TobahMaoz will deliver the living plants and cut plants as well as high-potency chemically-active pastes, juices, oils, powders, aerosols, and other botanical extracts to the market place.

Recent Developments

Material Definitive Agreements:

On November 29, 2012, we entered into a growing agreement with Crossroads Dairy, LLC located in Delta, Utah. Pursuant to the terms of the agreement, Crossroads Dairy will grow pharmaceutical and nutraceutical grade plants on a 600-acre section of their land under strict quality control standards.

On November 29, 2012, we entered into a processing agreement with LiquaDry Inc. located in Abraham, Utah. Pursuant to the terms of the agreement, LiquaDry will process our plant products and produce living powders. LiquaDry uses a process called BioActive Dehydration™, a proprietary drying process, which is capable of dehydrating botanical liquid or slurry into a powder. Based on in-house study, the juice powders created through this process are virtually identical to fresh squeezed juice with essentially no degradation of color, flavor, aroma, enzymes, and nutrition once reconstituted in water.

On November 30, 2012, we entered into a mixing, batching, encapsulating, packaging and fulfillment agreement with SupraNaturals, LLC located in Springville, Utah for our TobahMaoz brand of nutraceutical products. This is a leader in third-party contract manufacturing for the nutraceutical industry. They contract manufacture capsule, and pill form dietary supplements, nutritional supplements, liquid nutritional supplements, vitamins, minerals, personal care products including hair care, skin care, oral care, anti-aging products and more. They specialize in both retail and MLM applications.

Properties:

The registrant does not have a current need to rent office space.  Alan Josselyn, our CEO, is allowing the registrant to use his home address as the registrant’s mailing address, as needed, at no expense to the registrant, except as specified in the CEO contract.  There is no specific term or duration for this arrangement.

Competition:

Our marketplaces are highly competitive. The market segments include numerous manufacturers, distributors, marketers, retailers and physicians that actively compete for the business of consumers both in the United States and abroad. In addition, the markets are highly sensitive to the introduction of new products (including various prescription drugs) that may rapidly capture a significant share of the market.

There are a number of companies that produce products for the health-care and pharmaceutical markets. These companies currently have an advantage due to name recognition, especially for the products they distribute. We plan to create and ship better quality goods for all of these markets.

Our competition generally includes companies such as:

Arena Pharmaceuticals Inc.

Ironwood Pharmaceuticals Inc.

Infinity Pharmaceuticals, Inc.

Optimer Pharmaceuticals Inc.

Avanir Pharmaceuticals, Inc.

Raptor Pharmaceutical Corp.

Trademarks and Service Marks:

Some of the company’s products will be packaged under the company’s “private label.” The company will register the mark TobahMaoz(R) with the United States Patent and Trademark Office. The company also intends to apply for trademark or service mark registration for various product names.

Operating Strategy:

We intend to provide and process live plant products, keeping the active chemicals and cell constituents intact rather than providing inactive and degraded chemical, plant juice, powder, or other products. This will produce higher-potency products. We intend to control the growing and gathering process in specific terrains conditions, such as rain forests, working with local labor and governments, shipping the required products to laboratories, universities, companies and individual customers, worldwide.

Marketing Strategy:

We will build relationships within and sell to unregulated and regulated markets as well as be a shipper of medicinal plants and their products, by-products and processed equivalents to unregulated and regulated markets, world-wide. These relationships and buyers will include producers and distributors of health-care and pharmaceutical products.

Employees:

We currently have two employees.  We do not intend to hire any new employees until appropriate capital has been raised.

USE OF PROCEEDS

Any proceeds received from the sale of our common shares will be deposited directly into our operating account.  We will be attempting to raise up to $25,000,000, minus expenses of $37,074, from the sale of our common shares.  These proceeds will be used as follows:

	100%	50%	25%	10%
Gross Proceeds	$25,000,000	$12,500,000	$6,250,000	$2,500,000
Less Offering Expenses	37,074	37,074	37,074	37,074
Net Offering Proceeds	$24,962,926	$12,462,926	$6,212,926	$2,462,926

Operating Capital	512,926	500,000	250,000	200,000
Growing Contracts	5,000,000	4,000,000	1,000,000	700,000
Processing	5,000,000	4,000,000	3,000,000	750,000
Distribution	5,000,000	1,500,000	1,500,000	500,000
Marketing	5,000,000	0	0	0
Emerging Global Markets	2,500,000	1,500,000	0	0
Capital Reserve	1,950,000	962,926	462,926	312,926
Net Offering Proceeds	$24,962,926	$12,462,926	$6,212,926	$2,462,926

Our offering expenses are comprised of filing fees, printing, legal and accounting expenses.  Our officers and directors will not receive any compensation for their efforts in selling our common shares.

We intend to use the proceeds of this offering in the manner and in order of priority set forth above.  At present, no material changes are contemplated.  Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

Should we receive sufficient capital to cover our general operating costs, we intend to use the excess capital for the development of a new product line that uses directed heat flow throughout a building for increased efficiency.

In the event we are not successful in selling a portion of the securities to raise at least $2,500,000, we would give priority to allocating capital to complete everything necessary to be ready to meet our SEC reporting requirements.  Any remaining capital would be used to fund our working capital needs and business development.  If we are unable to raise the funds needed, it is believed that revenue generated by the registrant will not be able to sustain the registrant or be able to meet our reporting requirements.

DETERMINATION OF OFFERING PRICE

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. We are offering the common shares at a price of $1.00 per common share. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share.  The price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price was determined arbitrarily based on a determination by the board of directors of the price at which they believe investors would be willing to purchase the shares.  Additional factors that were included in determining the offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

DILUTION

Assuming completion of the offering, there will be up to an additional 25,000,000 common shares outstanding.  The following table illustrates the per common share dilution on a fully diluted basis that may be experienced by investors at various funding levels.

Funding Level	100%	75%	50%	25%
Offering price	$1.00	$1.00	$1.00	$1.00
Net tangible book value per common share before offering	0.00	0.00	0.00	0.00
Increase/Decrease per common share attributable to pre offering investors	0.09	0.07	0.05	0.02
Pro forma net tangible book value per common share after offering	0.09	0.07	0.05	0.02
Dilution to investors in offering	0.91	0.93	0.95	0.98
Dilution as a percentage of offering price	91%	93%	95%	98%

For purposes of this table, the preferred shares are deemed to be common stock equivalents, as they can be converted one year after issuance for no additional consideration.  Based on 250,000,000 common shares outstanding as of December 5, 2012 (assuming conversion of preferred shares into common shares) and total stockholders’ equity of $14,110 utilizing September 30, 2012 unaudited financial statements.

Further Dilution

The registrant may issue equity and debt securities in the future.  These issuances and any sales of additional common shares may have a depressive effect upon the market price of the registrant’s common shares and investors in this offering.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future.

Instead, we will retain any earnings for use in our business.  This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

No distribution may be made if, after giving it effect, we would not be able to pay its debts as they become due in the usual course of business; or the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

The board of directors may base a determination that a distribution is not prohibitive either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation of other method that is reasonable in the circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our cash balance is $1,110 as of September 30, 2012.  We do not believe our cash balance is sufficient to fund our operations for the current period of time and may have to obtain advances from our officers to continue our operations.  In order to achieve our business plan goals, we will need the funding from this offering.  If the offering is not successful, we will continue with our current operations.

Our independent registered public accountant has issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  We have not generated revenues in the quantities required to continue as a going concern.  There is no assurance we will ever be profitable.

To meet our need for cash reserve we are attempting to raise money from this offering and allocate a portion to cash reserve. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that the business can be expanded without capital being raised.  At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Liquidity and Capital Resources

For the period from Inception (June 22, 2012) through September 30, 2012, we did not pursue any investing activities.

For the period from Inception (June 22, 2012) through September 30, 2012, we received proceeds from related party advances of $16,190, which was subsequently converted into 25,000,000 shares of convertible preferred stock.  We paid $13,000 for deferred offering costs.  As a result, we had net cash provided by financing activities of $3,190.

Results of Operations

For the period from Inception (June 22, 2012) through September 30, 2012, we did not earn any revenues.  We had general and administrative expenses of $2,080, resulting in a net loss of $2,080 for the period.

The company is still in the development stage and has not yet begun operations.

We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Plan of Operation

We believe that we will raise sufficient capital to create a capital reserve and to begin the acquisition of growing contracts, procure licensing agreements with processing plants, establish distribution channels and begin conducting business operations. We also intend to begin constructing the processing, refinement, and distribution facilities.

We believe this could take up to 270 days. We intend to concentrate our efforts in raising as much of the desired capital as possible during this period. We do not intend to hire additional employees until appropriate capital has been raised. Our officers and directors will handle our administrative duties. Once the public offering has been completed, our 12 month business plan will consist of the following specific milestones:

1-6 Months:

•

The capital will be raised for adequate capital reserve of the registrant’s current operation

2-8 months

•

After an adequate capital reserve has been created, the capital will be utilized to expand the current business operations.  This milestone is contingent upon having adequate capital to support the new operations.

8-12 months

•

The company intends to expand the processing, refinement and distribution operations.

11-12 months

•

All remaining capital would be utilized for the continuation of operations.

Off-Balance Sheet Arrangements

The registrant had no material off-balance sheet arrangements as of July 31, 2012.

Critical Accounting Policies and Estimates

Management's discussion and analysis of its financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.  On an on-going basis, we evaluate our estimates, including those related to the reported amounts of revenues and expenses and the valuation of our assets and contingencies.  We believe our estimates and assumptions to be reasonable under the circumstances.  However, actual results could differ from those estimates under different assumptions or conditions. Our financial statements are based on the assumption that we will continue as a going concern.  If we are unable to continue as a going concern we would experience additional losses from the write-down of assets.

New Accounting Pronouncements

The registrant has adopted all recently issued accounting pronouncements.  The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the registrant.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our bylaws provide that the number of directors who shall constitute the whole board shall not be less than one.  The shareholders at any annual meeting may determine the number which shall constitute the Board and the number so determined shall remain fixed until changed at a subsequent annual meeting.  The directors shall be elected at each annual meeting of the shareholders; however, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose.  All directors shall hold office until their respective successors are elected.

The officers and directors are as follows:

NAME	AGE	POSITIONS HELD	TERM OF OFFICE
Alan R. Josselyn	51	Chief Executive Officer, Chairman of the Board, Director	June 22, 2012 to present
Leonard M. Stillman Jr.	69	Chief Financial Officer, Treasurer, Director	June 22, 2012 to present
Craig S. Cheney	56	Secretary, Director	June 22, 2012 to present

Dr. Thomas R. Arnette Sr.	58	Director	June 22, 2012 to present
Andrew S. Cheney	33	Director	Nov. 20, 2012 to present

Officer and Director Information

Alan R. Josselyn:

Alan Josselyn, our chief executive officer, has held leadership positions in several industries and is knowledgeable in the investment banking industry.  From 2007 through

2008, he was the CEO and chairman of the board of Thermal Armor, a sever-weather clothing manufacturing company.  From 2008 through 2009, he worked as an investment banking officer with Kings Outdoor World.  From 2008 through today, he is the CEO and chairman of the board of House of Josselyn Inc., a general holding company.  From June 2012 through today, he has been the CEO and founder of TobahMaoz, Inc.  Mr. Josselyn received a B.C.A. in Business and Entrepreneurship from Dallas Baptist University in 1987.

Leonard M. Stillman, Jr.:

Leonard Stillman, our chief financial officer, has acted as CFO and director for many companies.  From 2004 through today, he has been the owner of Business Plan Tools, LLC, a company that conducts sales and training programs related to internet marketing and use.  From 2005 through 2010, he was the co-founder and operator of Stillman George, Inc., a financial, marketing and management support company.  From 2006 through today, he is a director of BMB Munai, Inc., an oil and gas exploration company located in Kazakhstan and with an office located in Salt Lake City, Utah.  From 2008 through 2009, he was also the acting CFO of BMB Munai, Inc.  From 2011 through today, he is the co-founder and operator of JCL Innovations, LLC, a company that designs and develops internet based marketing and training programs.  Mr. Stillman received a B.S. in Mathematics from Brigham Young University in 1967, and an M.B.A. from the University of Utah in 1984.

Craig S. Cheney:

Craig Cheney, our secretary and director, was been the executive and lead pastor of Beach Church from 2006 through September 2012.  He received a B.S. in Music and Bible in 1978, and attended Western Seminary in Portland, Oregon in 1988 and 1989. He is also co-founder of TobahMaoz, Inc.

Dr. Thomas R. Arnette, Sr.:

Dr. Arnette, one of our directors, has several years of experience working with financial and consulting companies.  Since 1996, he has been an equity options and currency trader.  From 2002 through 2009, he was the CFO of Shore-2-Summit Financial LLC, a financial consulting business. In 2009 he has became the CEO of Shore-2-Summit Consulting, LLC.  From 2005 through 2008, he was a sales representative for Genesis Foundation, a faith based non-profit that, at the time of his employment, provided housing finance assistance.  From 2004 through today, he has been the CFO of Beacon Tech Net, LLC, an alternative energy research and development company.  Dr. Arnette became an exercise physiologist from the University of South Carolina in 1977, received a Doctor of Chiropractic from the Parmer University of Chiropractic in 1980, and earned a Chiropractic Orthopedics certification from the Logan College of Chiropractic in 1986.  He became a certified pain management physician through Harvard Medical School in 1984, became certified in MedX spine rehabilitation in 1986 through the University of

Florida Colleges Medicine and Exercise Science, and became a board qualified Chiropractic Neurologist through Bainbridge University in 1992.

Andrew S. Cheney:

Andrew Cheney, one of our directors, has experience as a Financial Analyst, Finance Controller, Finance Consultant and Marketing Manager, all with Dell, Inc. from 2003 to 2009. Since then, he has been a Product Specialist with Innocean USA (Hyundai). He graduated from Cedarville University in 2001 with a dual BA in Corporate Finance and Non-Profit Management.

Executive Compensation

The following table set forth certain information as to the compensation paid to our executive officers for the years of 2011 and 2012.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Comp	Nonqualified Deferred Comp Earnings
Alan Josselyn	2012	$0	n/a	n/a	n/a	n/a	n/a
CEO	2011	n/a	n/a	n/a	n/a	n/a	n/a

Leonard Stillman	2012	$0	n/a	n/a	n/a	n/a	n/a
CFO	2011	n/a	n/a	n/a	n/a	n/a	n/a

We do not have any standard arrangements by which directors are compensated for any services provided as a director.  No cash has been paid to the directors in their capacity as such.

Outstanding Equity Awards

Our directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Options

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since inception.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance at this time.  No individual agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our officer or director or employees or consultants.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors.  In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert.  Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.  As such, the board of directors shall undertake these tasks for the foreseeable future.

Involvement in Certain Legal Proceedings

None of our directors, executive officers and control persons has been involved in any of the following events during the past ten years:

  - Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

   -  Any conviction in a criminal proceeding or being subject to any pending criminal proceeding (excluding traffic violations and other minor offenses);

   - Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

   - Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Change-In-Control Arrangements

There are currently no employment agreements or other contracts or arrangements with our officers or directors.  There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of any of our directors, officers or consultants.  There are no arrangements for our directors, officers, employees or consultants that would result from a change-in-control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

There are currently no common shares and 25,000,000 preferred shares issued and outstanding.  The following table sets forth the number and percentage of common shares and preferred shares owned by:

     (i) each person known to us to beneficially own more than 5% of its outstanding common stock,

    (ii) each director,

   (iii) each named executive officer and significant employee, and

    (iv) all officers and directors as a group.

Name and address	Securities Owned	Voting Percentage	Voting Percentage After Offering
Alan Josselyn
94 East Canyon Road P.O. Box 32 Mayfield, UT 84643	Common: 0 Preferred: 14,300,000	57.2%	52.0%

Leonard Stillman
5794 W. Poll Drive Morgan, Utah 84050	Common: 0 Preferred: 200,000	0.8%	0.7%
Craig Cheney
328 Highland Loop Myrtle Beach, SC 29579	Common: 0 Preferred: 3,500,000	14%	12.7%

Dr. Thomas Arnette Sr.
608 Edgewood Blvd. Dillon, SC 29536	Common: 0 Preferred: 3,500,000	14%	12.7%

Andrew Cheney
12835 Kling Street, Apt. 111 Studio City, CA 91604	Common: 0 Preferred: 0	0%	0%

All Officers and Directors As a Group (Five People)	Common: 0 Preferred: 21,500,000	86%	78.2%

Hazel Marie Cheney 669 Tidal Point Lane Myrtle Beach, SC 29579	Common: 0 Preferred: 3,500,000	14%	12.7%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Advances – On June 22, 2012, the Company issued 25,000,000 preferred shares to Alan Josselyn for payment of debt, valued at $16,190.

Office Space – The Company has not had a need to rent office space. Alan Josselyn, our CEO, is allowing the Company to use his home as a mailing address, as needed, at no expense to the Company.

DESCRIPTION OF CAPITAL STOCK

The following statements constitute brief summaries of the registrant's articles of incorporation and bylaws.

Authorized Capital

The total number shares that the registrant has the authority to issue is five hundred million (500,000,000), par value $0.001.  The registrant also has the authority to issue up to twenty five million (25,000,000) preferred shares, par value $0.001.  The preferred shares are convertible into common shares at the conversion rate of one preferred share for ten common shares.

Common Stock

The common stock of the registrant has the following powers, rights, qualifications, limitations and restrictions:

    1.    The holders of the common stock shall be entitled to one vote for each share of common stock held by them of record at the time for determining the holders thereof entitled to vote.

    2.     After the registrant shall comply with the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be affixed in accordance with the provisions hereof, then but not otherwise, the holders of common stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors; and

    3. In the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the registrant, the holders of the common stock shall be entitled to receive all of the remaining assets of the registrant, tangible and intangible, of whatever kind available for distribution to stock holders, ratably in proportion to the number of common shares held by each.

Preferred Stock

The preferred stock of the registrant may be issued from time to time in series.  The Board of Directors is authorized to fix and determine variations and relative rights between series, and can convert preferred shares to common shares.  Preferred shares have the following powers, rights, qualifications, limitations and restrictions:

    1.    The holders of the preferred stock shall be entitled to ten votes for each share of preferred stock held by them of record at the time for determining the holders thereof entitled to vote.

    2.    After the registrant shall comply with the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be affixed in accordance with the provisions hereof, then but not otherwise, the holders of preferred stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors; and

    3.     In the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the registrant, the holders of the preferred stock shall be entitled to receive all of the remaining assets of the registrant, tangible and intangible, of whatever kind available for distribution to stock holders, ratably in proportion to the number of common shares held by each.

Transfer Agent

The registrant has retained the services of Interwest Transfer Company, Inc., located at 1981 Murray Holladay Road, Suite 100, Salt Lake City, UT 84117.  After completion of this offering, the registrant intends to continue retaining the services of Interwest Transfer Company, Inc.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the date of this prospectus, there are no common shares outstanding of which no common shares may be freely traded without registration.

Upon the effectiveness of this registration statement, up to an additional 25,000,000 common shares may be issued and will be eligible for immediate resale in the public market.

The additional common shares issued in the future but not registered with the Securities and Exchange Commission are restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

At the present time, re-sales or distributions of such shares are provided for by the provisions of Rule 144.  That rule is a so-called "safe harbor" rule that, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

Rule 144(d) (1) states that if the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker.

A person who is not an affiliate of the registrant under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least six months is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions.  Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the six month holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time.  Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

    Item 5(a)

a)  Market Information.  Our common stock is not quoted on a market or securities exchange.  We cannot provide any assurance that an active market in our common stock will develop.  We intend to quote our common shares on the New York Stock Exchange.

b)  Holders.  At December 5, 2012, there were no common shareholders of the registrant.

c)  Dividends.  Holders of the registrant's common stock are entitled to receive such dividends as may be declared by its board of directors.  No dividends on registrant's common stock have ever been paid, and the registrant does not anticipate that dividends will be paid on its common stock in the foreseeable future.

d)  Securities authorized for issuance under equity compensation plans.  No securities are authorized for issuance by the registrant under equity compensation plans.

Plan Category	Number of Securities Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity Compensation Plans Approved by Security Holders	n/a	n/a	n/a
Equity Compensation Plans Not Approved by Security Holders	n/a	n/a	n/a
Total	n/a	n/a	n/a

e)  Performance graph

Not applicable.

f)  Sale of unregistered securities.

Not applicable

    Item 5(b) Use of Proceeds.  As described herein

    Item 5(c) Purchases of Equity Securities by the issuer and affiliated purchasers.  None.

EXPERTS

The financial statements of the registrant as of July 31, 2012 appearing in this prospectus and in the registration statement have been audited by Pritchett, Siler & Hardy, P.C., an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL PROCEEDINGS

We are not a party to any legal proceedings the outcome of which, in the opinion of our management, would have a material adverse effect on our business, financial condition, or results of operation.

LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon by J.M. Walker & Associates, Attorneys At Law, Centennial, Colorado.

WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

TobahMaoz Inc.

94 East Canyon Road

PO Box 32

Mayfield, UT 84643

Telephone: (435) 610-1987

Our fiscal year ends on December 31st.  Upon completion of this offering, we will be a reporting company and file annual, quarterly and current reports with the SEC.

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby.  This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement.  For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules.  Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete.

In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference.  Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov .

TobahMaoz, Inc.

Financial Statements

TABLE OF CONTENTS

REPORT OF INDEPENDENT REGISTERED

    PUBLIC ACCOUNTING FIRM

42

FINANCIAL STATEMENTS

    Balance sheets

43

    Statements of operations

44

    Statements of stockholders’ equity

45

    Statements of cash flows

46

    Notes to financial statements

47

UNAUDITED FINANCIAL STATEMENTS

   Balance sheets at September 30, 2012

51

   Statement of Operations for the period from Inception

      through September 30, 2012

52

   Statement of Stockholders’ Equity (Deficit) for the Period

     from Inception through September 30, 2012

53

   Statement of Cash Flows for the Period from Inception

     through September 30, 2012

54

   Notes to financial statements

55

PRITCHETT, SILER & HARDY, P.C.

CERTIFIED PUBLIC ACCOUNTANTS

660 South 200 East, Suite 300

Salt Lake City, Utah 84111

(801) 328-2727 – Fax (801) 238-1123

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

TobahMaoz, Inc.

Morgan, Utah

We have audited the accompanying balance sheet of TobahMaoz, Inc. (a development stage company) as of July 31, 2012 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from inception on June 22, 2012 through July 31, 2012.  TobahMaoz, Inc.’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TobahMaoz, Inc. as of July 31, 2012 and the results of its operations and its cash flows for the period from inception on June 22, 2012 through July 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming TobahMaoz, Inc. will continue as a going concern.  As discussed in Note 2 to the financial statements, TobahMaoz, Inc. has incurred losses since its inception and has not yet established profitable operations.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  Management’s plans in regards to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Pritchett, Siler & Hardy, P.C.

Pritchett, Siler & Hardy, P.C.

Salt Lake City, Utah

September 12, 2012

TOBAHMAOZ INC.

(A Development Stage Company)

Balance Sheet

ASSETS
July 31, 2012
CURRENT ASSETS:
Cash	$1,110
Prepaid Expenses	2,500
Total Current Assets	3,610
OTHER ASSETS – Deferred Offering Costs	10,500
Total Assets	$14,110
LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts Payable	$-
Advances – Related Party	-
Total Current Liabilities	$-
STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred Shares, $.001 par value, 25,000,000 shares authorized, 25,000,000 shares issued and outstanding, convertible at 1 to 10	25,000
Common Shares, $.001 par value, 500,000,000 shares authorized, no shares issued and outstanding	-
Additional Paid-In Capital	(8,810)
Deficit accumulated during the development stage	(2,080)
Total Stockholders’ Equity (Deficit)	14,110
Total Liabilities and Stockholders’ Equity (Deficit)	$14,110

The accompanying notes are an integral part of these financial statements.

TOBAHMAOZ INC.

(A Development Stage Company)

Statement of Operations

	For the Period From Inception Through July 31, 2012
Revenue:		$-
Total Revenue		-
Expenses:
General and Administrative Expenses		2,080
Total Expenses		2,080

Loss Before Other Income (Expense)		(2,080)
Other Income (Expense):
Interest Expense		-
Loss Before Income Taxes		(2,080)
Current Income Tax Expense		-
Deferred Income Tax Expense		-
NET INCOME (LOSS)		$(2,080)
Loss per Common Share Basic Diluted	$	N/A (0.00)

The accompanying notes are an integral part of these financial statements.

TOBAHMAOZ INC.

(A Development Stage Company)

Statement of Stockholders’ Equity (Deficit)

For the Period from Inception through July 31, 2012

	Preferred Stock Shares	Preferred Stock Amount	Common Stock Shares	Common Stock Amount	Additional Paid in Capital	Deficit Accumulated During the Development Stage	Total Equity

Balance at June 22, 2012	-	$ -	-	$ -	$ -	$ -	$ -

Shares issued for debt of $16,190 at approximately $0.0006 per share	25,000,000	25,000	-	-	(8,810)	-	16,190
Net Loss	-	-	-	-	-	(2,080)	(2,080)

Balance at July 31, 2012	25,000,000	$ 25,000	-	$ -	$ (8,810)	$ (2,080)	$ 14,110

The accompanying notes are an integral part of these financial statements

TOBAHMAOZ INC.

(A Development Stage Company)

Statement of Cash Flows

	For the Period from Inception Through July 31, 2012
Cash Flows From Operating Activities:
Net Loss		$(2,080)
Adjustments to Reconcile Net Loss to Net Cash Used by Operating Activities:
(Increase) in Prepaid Expenses		(2,500)
Net Cash Provided (Used) by Operating Activities		(4,580)
Cash Flows From Investing Activities:		-
Net Cash Provided (Used) by Investing Activities		-
Cash Flows From Financing Activities:
Proceeds from related party advances		16,190
Proceeds from sale of stock		-
Payments for Deferred Offering Costs		(10,500)
Net Cash Provided by Financing Activities		5,690
Net Increase (Decrease) in Cash		1,110
Cash at Beginning of Period		-
Cash at End of Period		$1,110
Supplemental Disclosures of Cash Flow Information:
Cash paid during the periods for: Interest Income taxes	$ $	- -
Supplemental Schedule of Non-cash Investing and Financing Activities: For the period ended July 31, 2012:
Preferred Stock issued for related party debt		$16,190

The accompanying notes are an integral part of these financial statements

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization – TobahMaoz Inc. (“the Company”) was organized under the laws of the State of Wyoming on June 22, 2012. The Company has not generated significant revenues and is considered a development stage company. The Company was organized to provide a vehicle for participating in potentially profitable business ventures which may become available through the personal contacts of, and at the complete discretion of, the Company’s officers and directors. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Development Stage – The Company is considered to be a development stage Company as defined in Accounting Standards Codification (“ASC”) Topic No. 915.

Cash and Cash Equivalents – The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Deferred Offering Costs – Costs related to proposed stock offerings are deferred and will be offset against the proceeds of the offering in capital in excess of par value. In the event a stock offering is unsuccessful, the costs related to the offering will be written-off directly to expense. The Company has $10,500 in deferred offering costs at July 31, 2012.

Income Taxes – The Company accounts for income taxes in accordance with ASC Topic No. 740, “Accounting for Income Taxes” [See Note 4].

The Company has no tax positions at July 31, 2012 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. During the period ended July 31, 2012, the Company recognized no interest and penalties. The Company had no accruals for interest and penalties at July 31, 2012.

Loss Per Share – The Company computes loss per share in accordance with ASC Topic No. 260, Earnings Per Share, which requires the Company to present basic and dilutive loss per share when the effect is dilutive.

Accounting Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

Recently Enacted Accounting Standards – The FASB established the Accounting Standards Codification (“Codification” or “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) issued under authority of federal securities laws are also sources of GAAP for SEC registrants. Existing GAAP was not intended to be changed as a result of the Codification. The ASC does change the way the guidance is organized and presented.

Accounting Standards Update (“ASU”) No. 2009-2 through ASU No. 2012-3 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed, has not yet established profitable operations and has incurred losses since inception. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3 – RELATED PARTY TRANSACTIONS

Management Compensation – For the period from inception to July 31, 2012 the Company did not pay any cash compensation to its officers and directors.

Advances - The Company issued 25,000,000 shares of Preferred stock to a shareholder for payment of debt, valued at $16,190.

Office Space – The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his home as a mailing address, as needed, at no expense to the Company.

NOTE 4 – INCOME TAXES

The Company accounts for income taxes in accordance with ASC Topic No. 740, “Income Taxes.” This standard requires the Company to provide a net deferred tax asset or liability equal to the expected future tax benefit or expense of temporary reporting differences between book and tax accounting and any available operating loss or tax credit carryforwards.

The Company has available at July 31, 2012, unused operating loss carryforwards of approximately $2,080 which may be applied against future taxable income and which expire in 2032. However, if certain substantial changes in the Company’s ownership should occur, there could be an annual limitation on the amount of net operating loss carryforward which can be utilized. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the tax effect of the loss carryforward of approximately $300 at July 31, 2012 and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The change in valuation allowance is approximately $300 for the period ended July 31, 2012.

NOTE 5 – CAPITAL STOCK

Preferred Stock – The Company currently has 25,000,000 shares of preferred stock authorized with a par value of $.001 per share. At July 31, 2012, the Company had 25,000,000 shares of preferred stock issued and outstanding. This stock is convertible at the option of the holder after 12 months at the ratio of 10 shares common stock for each share of preferred stock and has voting rights at 1 vote to 1 share.

Common Stock – The Company currently has 500,000,000 shares of common stock authorized with a par value of $.001 par value. At July 31, 2012, the Company had no shares of common stock issued and outstanding.

NOTE 6 – LOSS PER SHARE

Basic loss per share was not presented as the Company had no common shares issued or outstanding for all periods presented.

The following data show the amount used in computing diluted loss per share and the effect on income and weighted average number of shares of dilutive potential common stock for the period ended July 31, 2012:

Loss from continuing operations available to common shareholders (numerator)	$ (2,080)
Weighted average number of diluted common shares used in loss per share during the period (denominator)	250,000,000

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date which the financial statements were available to be issued and determined there are no events to disclose.

TOBAHMAOZ INC.

(A Development Stage Company)

Balance Sheet

(Unaudited)

ASSETS
September 30, 2012
CURRENT ASSETS:
Cash	$1,110
Prepaid Expenses	-
Total Current Assets	1,110
OTHER ASSETS – Deferred Offering Costs	13,796
Total Assets	$14,906
LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts Payable	$796
Advances – Related Party	-
Total Current Liabilities	$-
STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred Shares, $.001 par value, 25,000,000 shares authorized, 25,000,000 shares issued and outstanding, convertible at 1 to 10	25,000
Common Shares, $.001 par value, 500,000,000 shares authorized, no shares issued and outstanding	-
Additional Paid-In Capital	(8,810)
Deficit accumulated during the development stage	(2,080)
Total Stockholders’ Equity (Deficit)	14,110
Total Liabilities and Stockholders’ Equity (Deficit)	$14,906

The accompanying notes are an integral part of these unaudited financial statements.

TOBAHMAOZ INC.

(A Development Stage Company)

Statement of Operations

(Unaudited)

	For the Period From Inception Through September 30, 2012
Revenue:		$-
Total Revenue		-
Expenses:
General and Administrative Expenses		2,080
Total Expenses		2,080

Loss Before Other Income (Expense)		(2,080)
Other Income (Expense):
Interest Expense		-
Loss Before Income Taxes		(2,080)
Current Income Tax Expense		-
Deferred Income Tax Expense		-
NET INCOME (LOSS)		$(2,080)
Loss per Common Share Basic Diluted	$	N/A (0.00)

The accompanying notes are an integral part of these unaudited financial statements.

TOBAHMAOZ INC.

(A Development Stage Company)

Statement of Stockholders’ Equity (Deficit)

For the Period from Inception through September 30, 2012

(Unaudited)

	Preferred Stock Shares	Preferred Stock Amount	Common Stock Shares	Common Stock Amount	Additional Paid in Capital	Deficit Accumulated During the Development Stage	Total Equity

Balance at June 22, 2012	-	$ -	-	$ -	$ -	$ -	$ -

Shares issued for debt of $16,190 at approximately $0.0006 per share	25,000,000	25,000	-	-	(8,810)	-	16,190
Net Loss	-	-	-	-	-	(2,080)	(2,080)

Balance at Sept. 30, 2012	25,000,000	$ 25,000	-	$ -	$ (8,810)	$ (2,080)	$ 14,110

The accompanying notes are an integral part of these unaudited financial statements

TOBAHMAOZ INC.

(A Development Stage Company)

Statement of Cash Flows

(Unaudited)

	For the Period from Inception Through September 30, 2012
Cash Flows From Operating Activities:
Net Loss		$(2,080)
Adjustments to Reconcile Net Loss to Net Cash Used by Operating Activities:

Net Cash Provided (Used) by Operating Activities		(2,080)
Cash Flows From Investing Activities:		-
Net Cash Provided (Used) by Investing Activities		-
Cash Flows From Financing Activities:
Proceeds from related party advances		16,190
Proceeds from sale of stock		-
Payments for Deferred Offering Costs		(13,000)
Net Cash Provided by Financing Activities		3,190
Net Increase (Decrease) in Cash		1,110
Cash at Beginning of Period		-
Cash at End of Period		$1,110
Supplemental Disclosures of Cash Flow Information:
Cash paid during the periods for: Interest Income taxes	$ $	- -
Supplemental Schedule of Non-cash Investing and Financing Activities: For the period ended September 30, 2012:
Preferred Stock issued for related party debt		$16,190
Accrual of Deferred Offering Costs		796

The accompanying notes are an integral part of these unaudited financial statements

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization – TobahMaoz Inc. (“the Company”) was organized under the laws of the State of Wyoming on June 22, 2012. The Company has not generated significant revenues and is considered a development stage company. The Company was organized to provide a vehicle for participating in potentially profitable business ventures which may become available through the personal contacts of, and at the complete discretion of, the Company’s officers and directors. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Development Stage – The Company is considered to be a development stage Company as defined in Accounting Standards Codification (“ASC”) Topic No. 915.

Cash and Cash Equivalents – The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Deferred Offering Costs – Costs related to proposed stock offerings are deferred and will be offset against the proceeds of the offering in capital in excess of par value. In the event a stock offering is unsuccessful, the costs related to the offering will be written-off directly to expense. The Company has $13,796 in deferred offering costs at September 30, 2012.

Income Taxes – The Company accounts for income taxes in accordance with ASC Topic No. 740, “Accounting for Income Taxes” [See Note 4].

The Company has no tax positions at September 30, 2012 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. During the period ended September 30, 2012, the Company recognized no interest and penalties. The Company had no accruals for interest and penalties at September 30, 2012.

Loss Per Share – The Company computes loss per share in accordance with ASC Topic No. 260, Earnings Per Share, which requires the Company to present basic and dilutive loss per share when the effect is dilutive.

Accounting Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

Recently Enacted Accounting Standards – The FASB established the Accounting Standards Codification (“Codification” or “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) issued under authority of federal securities laws are also sources of GAAP for SEC registrants. Existing GAAP was not intended to be changed as a result of the Codification. The ASC does change the way the guidance is organized and presented.

Accounting Standards Update (“ASU”) No. 2009-2 through ASU No. 2012-3 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed, has not yet established profitable operations and has incurred losses since inception. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3 – RELATED PARTY TRANSACTIONS

Management Compensation – For the period from inception to September 30, 2012 the Company did not pay any cash compensation to its officers and directors.

Advances - The Company issued 25,000,000 shares of Preferred stock to a shareholder for payment of debt, valued at $16,190.

Office Space – The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his home as a mailing address, as needed, at no expense to the Company.

NOTE 4 – INCOME TAXES

The Company accounts for income taxes in accordance with ASC Topic No. 740, “Income Taxes.” This standard requires the Company to provide a net deferred tax asset or liability equal to the expected future tax benefit or expense of temporary reporting differences between book and tax accounting and any available operating loss or tax credit carryforwards.

The Company has available at September 30, 2012, unused operating loss carryforwards of approximately $2,080 which may be applied against future taxable income and which expire in 2032. However, if certain substantial changes in the Company’s ownership should occur, there could be an annual limitation on the amount of net operating loss carryforward which can be utilized. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the tax effect of the loss carryforward of approximately $300 at September 30, 2012 and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The change in valuation allowance is approximately $300 for the period ended September 30, 2012.

NOTE 5 – CAPITAL STOCK

Preferred Stock – The Company currently has 25,000,000 shares of preferred stock authorized with a par value of $.001 per share. At September 30, 2012, the Company had 25,000,000 shares of preferred stock issued and outstanding. This stock is convertible at the option of the holder after 12 months at the ratio of 10 shares common stock for each share of preferred stock and has voting rights at 1 vote to 1 share.

Common Stock – The Company currently has 500,000,000 shares of common stock authorized with a par value of $.001 par value. At September 30, 2012, the Company had no shares of common stock issued and outstanding.

NOTE 6 – LOSS PER SHARE

Basic loss per share was not presented as the Company had no common shares issued or outstanding for all periods presented.

The following data show the amount used in computing diluted loss per share and the effect on income and weighted average number of shares of dilutive potential common stock for the period ended September 30, 2012:

Loss from continuing operations available to common shareholders (numerator)	$ (2,080)
Weighted average number of diluted common shares used in loss per share during the period (denominator)	250,000,000

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date which the financial statements were available to be issued and determined there are no events to disclose.

Up to a Maximum of 25,000,000 Common Shares

at $1.00 per Common Share

Prospectus

TobahMaoz, Inc.

December 5, 2012

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until December 5, 2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered.

The registrant shall pay the expenses.

SEC Registration Fee	$ 4,774.00
Printing and Engraving Expenses	$ 1,500.00
Legal Fees and Expenses	$ 25,000.00
Accounting Fees and Expenses	$ 5,000.00
Miscellaneous	$ 800.00
TOTAL	$ 37,074.00

Item 14.  Indemnification of Directors and Officers

The corporation shall indemnify any officer or director or any former officer or director, to the full extent permitted by law.  We shall indemnify any officer or director in connection with any proceedings, including appeals, if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and they had no reasonable cause to believe that his or her conduct was unlawful.  The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in the best interests of the corporation or had reasonable cause to believe that his or her conduct was unlawful.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or preceding that may result in a claim for indemnification.

We do not have any insurance policies covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 15.  Recent Sales of Unregistered Securities

There have been no recent sales of unregistered securities.

Item 16.  Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement:

Exhibit          Description

  3.1          Articles of Incorporation and amendment.

  3.2          By-Laws.

   5            Consent and Opinion of Jody M. Walker, Attorney at Law regarding the legality of the securities being registered

  11           Statement of Computation of Per Share Earnings

                    This Computation appears in the Financial Statements.

  23           Consent of Certified Public Accountant

  99.1        Director Contract for Alan Josselyn

  99.2        Director Contract for Andrew Cheney

  99.3        Director Contract for Craig Cheney

  99.4        Director Contract for Leonard Stillman

  99.5        Director Contract for Tom Arnette

  99.6        Employment Contract for Alan Josselyn

  99.7        Employment Contract for Leonard Stillman

Item 17.  Undertakings

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        i. To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

        ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

        iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, TobahMaoz Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Mayfield, state of Utah on the 5th day of December, 2012

TobahMaoz Inc.

By: /s/ Alan R. Josselyn

            Alan R. Josselyn

            Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:  /s/Alan R. Josselyn                                      Dated: December 5, 2012

           Alan R. Josselyn

           Chief Executive Officer

By:  /s/Leonard M. Stillman, Jr.                          Dated: December 5, 2012

            Leonard M. Stillman, Jr.

            Chief Financial Officer